SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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National Bancshares Corporation

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
INFORMATION ABOUT THE MEETING
ELECTION OF DIRECTORS
SUMMARY COMPENSATION TABLE
PERFORMANCE GRAPH
TRANSACTIONS WITH DIRECTORS AND OFFICERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSALS OF SECURITY HOLDERS
INDEPENDENT AUDITOR
GENERAL
ANNUAL REPORT
NATIONAL BANCSHARES & FIRST NATIONAL BANK AUDIT COMMITTEE CHARTER
AUTHORITY
RESPONSIBILITIES
Financial Reporting
Corporate Governance and Internal Control

NATIONAL BANCSHARES CORPORATION

112 West Market Street
Orrville, Ohio 44667
(330) 682-1010

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

      NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Shareholders of National Bancshares Corporation will be held at the operations center of First National Bank, 1444 North Main Street, Orrville, Ohio on Thursday, April 22, 2004 at 2:00 pm local time for the following purposes:

(1) to elect three directors for a three-year term ending in 2007, and

(2) to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

      Holders of common shares of record at the close of business on March 5, 2004 are entitled to vote at the annual meeting.

By Order of the Board of Directors,

Kenneth R. VanSickle
Secretary

March 19, 2004

NATIONAL BANCSHARES CORPORATION

112 West Market Street
Orrville, Ohio 44667
(330) 682-1010

PROXY STATEMENT

      This proxy statement is furnished in connection with the solicitation by National Bancshares Corporation’s board of directors of proxies to be used at the 2004 Annual Meeting of Shareholders and at any adjournments or postponements thereof. The annual meeting will be held on Thursday, April 22, 2004 at 2:00 pm local time at the operations center of First National Bank, 1444 North Main Street, Orrville, Ohio. The accompanying Notice of Annual Meeting of Shareholders and this proxy statement are first being mailed to stockholders on or about March 19, 2004.

INFORMATION ABOUT THE MEETING

      Purpose of the Meeting. At the annual meeting we will ask National Bancshares Corporation stockholders to elect three directors to serve until the 2007 annual meeting or until their successors are elected and qualified.

      Voting and Revocation of Proxies. Proxies solicited by the board may be used at the annual meeting only and will not be used for any other meeting. The proxies will be voted in accordance with the directions given. If no directions are given, proxies will be voted FOR the election of each of the individuals nominated by the board of directors.

      Stockholders who execute proxies retain the right to revoke them at any time, but revocation will not affect a vote previously taken. You may revoke a proxy by:

•	attending the annual meeting and advising National Bancshares Corporation’s Secretary that you intend to vote in person (but your attendance at the annual meeting will not constitute revocation of a proxy),

•	giving a subsequent proxy relating to the same shares, or

•	filing with the Secretary at or before the annual meeting a written notice of revocation bearing a later date than the proxy.

      A written notice revoking a proxy should be delivered to Mr. Kenneth R. VanSickle, Secretary, National Bancshares Corporation, 112 West Market Street, Orrville, Ohio 44667. Unless revoked, the shares represented by proxies will be voted at the annual meeting.

      Record Date and Outstanding Shares; Quorum. On the March 5, 2004 record date for the meeting there were 2,234,488 shares of common stock issued and outstanding. To constitute a quorum at the annual meeting, according to Article II, section 7 of National Bancshares Corporation’s Code of Regulations the holders of shares entitling them to exercise a majority of the voting power must be present in person or by proxy. Proxies marked abstain will be considered present for purposes of establishing that a quorum exists. Likewise, shares held by brokers in street name that are voted on at least one proposal will be considered present for purposes of establishing that a quorum exists.

      Vote Required and Cumulative Voting. Directors are elected by a plurality vote. Accordingly, nominees receiving the greatest number of votes will be elected. Votes that are withheld in the election of directors will therefore have no effect.

      You may vote cumulatively in the election of directors if any stockholder follows the procedures specified in the Ohio general corporation law for invoking cumulative voting rights. When shares are voted cumulatively, you multiply the number of shares you own by the number of directors to be elected to determine the total number of votes you may cast. You may give any one or more of the nominees any portion of the total number of your votes. To invoke the right to vote cumulatively in the election of directors, according to Ohio general corporation law section 1701.55(C) a stockholder must give advance written notice of his or her desire that voting in the election of directors be cumulative. The notice must be given to National Bancshares Corporation’s President, a Vice President, or Secretary at least 48 hours before the time fixed for holding a meeting to elect directors. If at the convening of the meeting an announcement of the cumulative voting notice is then made by the chairman of the meeting or by or on behalf of the stockholder giving the notice, every stockholder will have cumulative voting rights in the election of directors. Proxies solicited by the board of directors would also be voted cumulatively if that occurs. For all purposes other than election of directors, each share is entitled to one vote.

      Abstentions and Broker Non-Votes. Abstention may be specified on all proposals except the election of directors. Although they are counted for purposes of establishing that a quorum is present, abstentions and broker non-votes are not counted as votes cast. Because directors are elected by a plurality of votes cast, abstentions and broker non-votes have no effect on the election of directors.

      Voting Securities and Principal Holders. No person is known by National Bancshares Corporation to own beneficially more than 5% of the outstanding common stock. The following table shows the beneficial ownership of National Bancshares common stock on March 5, 2004 by:

•	each director and director nominee and each executive officer identified in the Summary Compensation Table, and

•	all directors, nominees, and executive officers as a group.

      For purposes of the table, a person is considered to beneficially own any shares over which he or she exercises sole or shared voting or investment power or of which he or she has the right to acquire beneficial ownership within 60 days. Unless otherwise indicated, voting power and investment power are exercised solely by the person named or they are shared with members of his or her household. Shares deemed to be outstanding for purposes of computing “Percent of stock” are calculated on the basis of 2,234,488 shares outstanding.

	Shares
	beneficially		Percent
Directors, nominees and named executive officers	owned		of stock

Sara Steinbrenner Balzarini, Director	45,109	(1)	2.0%
Charles J. Dolezal, Chairman, President and Chief Executive Officer	19,546	(2)	0.9%
Bobbi E. Douglas, Director	166		0.0%
John W. Kropf, Director	41,134	(3)	1.8%
Steve Schmid, Director	4,974	(4)	0.2%
John E. Sprunger, Director	2,358	(5)	0.1%
Kenneth R. VanSickle, Senior Vice President and Secretary	284		0.0%
Howard J. Wenger, Director	59,731	(6)	2.7%
James F. Woolley, Director	101,844	(7)	4.6%
Albert W. Yeagley, Director	450		0.0%
Other executive officers not named in the Summary Compensation Table	2,936		0.1%

All directors, nominees and executive officers as a group (13 people)	278,532		12.5%

(1)	Includes 13,054 shares held by Director Balzarini as custodian for her children

(2)	Includes 2,729 shares held by Mr. Dolezal’s spouse and 116 shares held as custodian for his child

(3)	Includes 5,880 shares held by Director Kropf’s spouse

(4)	Includes 3,982 shares held by Director Schmid’s spouse

(5)	Includes 402 shares held by Director Sprunger’s spouse

(6)	Includes 9,205 shares held by Director Wenger’s spouse

(7)	Includes 4,026 shares held by Director Woolley as custodian for his child and grandchildren

ELECTION OF DIRECTORS

      Board of Directors. Classification and Vacancies. National Bancshares’ board of directors is divided into three classes, with one class elected each year for a three-year term. A total of 11 directors are authorized by National Bancshares’ Code of Regulations, Article III, section 1. However, there currently are nine individuals only serving as directors, leaving two vacancies, one in Class II and another in Class III. These vacancies can be filled at any time before the annual meeting by a majority of the whole board, although the board currently has no plans to do so. The two director vacancies have existed for some time. From time to time the board considers potential candidates to fill director vacancies or succeed retiring directors. The board is in the preliminary stages of searching for an additional board member. The proxies solicited hereby cannot be voted for a greater number of persons than the number of nominees named herein, of which there are three only.

      Nominees and Continuing Directors. The board of directors’ nominees for the three-year term expiring in 2007 are Sara Steinbrenner Balzarini, Steve Schmid, and Albert W. Yeagley. If any nominee is unable or unwilling to serve as a director on the date of the annual meeting, the proxies will be voted for the election of a substitute nominee or nominees designated by the board of directors. Information about the three nominees and the directors whose terms continue through the date of the annual meeting follows.

		Director	Current term
	Age	since*	expires	Principal occupation in the last 5 years

THREE NOMINEES FOR THE TERM ENDING IN 2007 — CL4SS II
Sara Steinbrenner Balzarini	47	1989	2004	Sara Steinbrenner Balzarini is currently retired. She was a member of the Management Committee of Contours, Ltd., a manufacturing firm in Orrville, Ohio from June 1998 through August 2003, where she served in a consulting capacity. Prior to June 1998, she was the CFO of Contours, Inc.

Steve Schmid	52	1989	2004	Steve Schmid is the President of Smith Dairy Products, a dairy products manufacturer and distributor serving a multi-state area.

Albert W. Yeagley	56	1997	2004	Albert W. Yeagley has been employed by the J.M. Smucker Company since 1974. He currently serves as Director of Corporate Quality Assurance at J.M. Smucker Company.
CONTINUING DIRECTORS — CLASS III

Charles J. Dolezal	51	1982	2005	Charles J. Dolezal is Chairman of the Board, President, and Chief Executive Officer of National Bancshares Corporation and First National Bank

John W. Kropf	60	1974	2005	John W. Kropf is an attorney and a partner with the law firm Kropf, Wagner, Hohenberger & Lutz, L.L.P. in Orrville, Ohio

James F. Woolley	67	1974	2005	James F. Woolley is the Chief Executive Officer of R.W. Screw Products, a manufacturing company in Massillon, Ohio

		Director	Current term
	Age	since*	expires	Principal occupation in the last 5 years

CONTINUING DIRECTORS — CLASS 1

Bobbi E. Douglas	45	1998	2006	Bobbi E. Douglas is Executive Director of STEPS at Liberty Center and Every Woman’s House, social service organizations in Wayne County

John E. Sprunger	66	1987	2006	John E. Sprunger is the President of Kidron Auction, Inc., a livestock auction operation in Wayne County

Howard J. Wenger	61	1998	2006	Howard J. Wenger is the President of Wenger Excavating, Inc., Northstar Asphalt, Inc., Lake Region Oil, Inc., Massillon Materials, Inc., and Stark Materials, Inc., excavating and building materials companies operating from Dalton, Ohio.

*	Indicates the year first elected to the board of National Bancshares Corporation or First National Bank.

      The board of directors of National Bancshares and the board of directors of First National Bank are comprised of the same nine individuals, but First National Bank directors serve one-year terms. We expect that all of National Bancshares Corporation’s directors, including the nominees standing for election at the 2004 annual meeting, will be nominated and elected to serve as directors of First National Bank for the following year.

      There are no family relationships among any of National Bancshares’ directors or executive officers. No director or executive officer of National Bancshares serves as a director of (l) a company with a class of securities registered under or that is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, or (2) any investment company registered under the Investment Company Act of 1940. None of National Bancshares’ directors or executive officers has been involved in any legal proceedings concerning bankruptcy, either individually or in respect of any businesses with which they have been involved. None of them has been convicted of any crime, excluding traffic violations and similar minor offenses.

      Meeting Attendance. National Bancshares’ board of directors met four times in 2003. All directors attended at least 75% of the aggregate of (a) the total number of meetings of National Bancshares’ board held in 2003 and (b) the total number of meetings held by all National Bancshares’ board committees on which he or she served (National Bancshares’ board currently has one committee only, the Audit Committee). National Bancshares’ Audit Committee met four times in 2003. The board also encourages all directors to attend the Annual Meeting of National Bancshares Corporation’s stockholders. Of National Bancshares’ nine directors, all attended the 2003 Annual Meeting.

      Director Nomination Process. National Bancshares’ board does not have a nominating committee because the board believes that the entire board is the most appropriate entity for identifying individuals qualified to become directors. The Executive Committee of the board of National Bancshares’ bank subsidiary recommends nominees for election to the bank’s board. Mr. Dolezal, President and Chief Executive Officer, is a member of the Executive Committee of the bank’s board. Director John W. Kropf, a partner in a law firm that performs services for the bank, is also a member of the Executive Committee. Accordingly, the bank’s Executive Committee is not comprised strictly of independent directors, but the board believes that all other directors are “independent directors,” within the meaning of Rule 4200 (a)(15) of the Rules of the National Association of Securities Dealers, Inc. As a practical matter, the nomination process at the bank level has determined who the director candidates are at the holding company level also. Regardless of whether a candidate is proposed by the board, the Executive Committee, or by a stockholder, evaluation of director candidates at the holding company level and at the bank level takes into account

•	each individual candidate’s background, business and leadership experience,

•	his or her knowledge of banking,

•	the potential contribution the individual can make to the direction of National Bancshares and the bank,

•	his or her ability to promote business growth through business and community contacts and referrals,

•	the candidate’s reputation in the community,

•	any special skills the candidate may have acquired in matters of interest to National Bancshares and the bank, such as accounting, finance, legal, or regulatory experience,

•	the candidate’s point of view concerning the existing and future business of National Bancshares and First National Bank, including but not limited to the bank’s competitive position and its role as an independent community banking organization,

•	the candidate’s investment in National Bancshares stock and his or her commitment to investing in National Bancshares stock over time,

•	the candidate’s ability to communicate with and to work cooperatively in a diverse group of directors,

•	whether the candidate would qualify as an independent director under evolving corporate governance standards of the National Association of Securities Dealers’ Nasdaq Stock Market,

•	and any business interests or other commitments or interests that might interfere with the candidate’s ability to participate fully in the affairs of the board and its committees.

      Neither National Bancshares’ board of directors nor the bank’s executive committee has adopted a charter or formal guidelines for the nomination process, nor have they employed consultants to identify suitable director candidates. All of the directors of National Bancshares and the bank have served as directors for a number of years. The process for identifying director candidates is a highly subjective one that is not based solely upon objective facts about a candidate’s credentials. The process also takes into account existing directors’ perceptions about a candidate, their analysis of board strengths and weaknesses, projections about future board needs and the candidate’s ability to address them, and a variety of other subjective and intangible factors.

      Stockholders have the right to make nominations to the board, including the right to nominate one or more persons to fill director vacancies, but National Bancshares’ Code of Regulations does not specify a stockholder nomination procedure. A stockholder desiring to nominate a director candidate should deliver to National Bancshares’ Secretary a written notice containing information about the nominee, including the name and age of the nominee, the nominee’s principal occupation, and the number of shares of National Bancshares common stock the nominee owns. The written consent of the nominee to serve as a director must also be provided. The stockholder’s notice should be delivered to National Bancshares’ Secretary by December 31 if the stockholder desires that his or her nominee be considered for nomination at the annual meeting in the following year. The notice should also contain information about the stockholder making the nomination, including (1) the name and address of the stockholder (or of the beneficial owner, if any, on whose behalf the nomination is made), (2) a representation that the stockholder is a holder of record of National Bancshares stock entitled to vote at the annual meeting and that the stockholder intends to appear in person or by proxy at the annual meeting to nominate the person specified in the notice, (3) the number of shares of National Bancshares stock owned beneficially and of record by the stockholder (and by the beneficial owner, if any, on whose behalf the nomination is made), (4) a description of all arrangements or understandings under which the nomination is being made between or among any of (a) the stockholder, (b) the beneficial owner on whose behalf the notice is given, (c) each nominee, and (d) any other person, naming that person, and (5) such other information about the nominee as is required to be included in a proxy statement filed under the Securities and Exchange Commission’s proxy rules.

      The board will consider a stockholder’s nomination for director. But the board has final authority to decide who its director candidates are, based on the board’s assessment of the factors outlined above. Nomination of director candidates directly by stockholders and subsequent election of those nominees could — either at a single annual meeting or over time through a series of annual meetings — yield a so-called “Change in Control” under severance agreements that First National Bank has entered into with four executive officers. See, “Executive Compensation — Severance Agreements.” Under those agreements, a Change in Control is deemed to have occurred if at any time the directors of National Bancshares in office when the severance agreements were entered into, along with directors approved by a majority of those incumbent directors, no longer constitute 75% of National Bancshares’ board, or at least seven directors if the board continues to be comprised of a total of nine directors. If the executive is involuntarily terminated without cause within 36 months after such a Change in Control (24 months for the two executive officers not named in the Executive Compensation table), or if the executive voluntarily terminates employment for good reason within 36 months after the Change in Control (24 months for the two executive officers not named in the Executive Compensation table), severance benefits will be owing to the executive under the severance agreements.

      Communications with the Board. From time to time stockholders communicate with one or more directors or the entire board about matters of interest to those stockholders alone or to all stockholders. Management and the board value the dialogue with stockholders. If you desire to state your views and concerns to the board of directors, you may write to the board, care of the Audit Committee, at 112 West Market Street, Orrville, Ohio 44667. Although you must not expect a prompt substantive or detailed response, your written communication will be taken into account by the board.

      Audit Committee. Established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, the Audit Committee oversees the accounting and financial reporting processes of National Bancshares and audits of its financial statement. Members of the Audit Committee are Sara Steinbrenner Balzarini, John E. Sprunger, Howard J. Wenger and Albert W. Yeagley. These individuals also serve as the Audit Committee of First National Bank, performing the same functions at that level. Each year the Audit Committee reviews and assesses the adequacies of a written Audit Committee Charter. Any changes to the Charter are approved by the Board of Directors. A copy of the Charter is attached to this Proxy Statement as Appendix A.

      In the opinion of National Bancshares’ board, none of Directors Balzarini, Sprunger, Wenger or Yeagley has a relationship with National Bancshares or the bank that would interfere with the exercise of independent judgment in carrying out their responsibilities as a director. None of them is or has for the past three years been executive officers of National Bancshares or the bank. In the opinion of National Bancshares’ board, Directors Balzarini, Sprunger, Wenger and Yeagley are “independent directors,” as that term is defined in Rule 4200(a)(15) of the rules of the National Association of Securities Dealers, Inc.

      National Bancshares’ Audit Committee has engaged Crowe Chizek and Company LLC to continue its service as independent auditor for 2004. Consistent with the revised Audit Committee Charter adopted by National Bancshares’ board of directors on May 20, 2003 and to ensure that the auditor may be considered independent under revised rules of the Securities and Exchange Commission, for 2004 and beyond the independent auditor will be engaged and its compensation will be established solely by the Audit Committee. All audit and other services provided by the independent auditor must be approved in advance by the Audit Committee, with limited exceptions permitted by SEC rules. The Audit Committee will exercise exclusive oversight of the independent auditor, which will report directly to the Audit Committee. National Bancshares stock is currently not listed on an exchange or on the Nasdaq Stock Market.

      Audit Committee Report. The Audit Committee has submitted the following report for inclusion in this proxy statement:

The Audit Committee has reviewed the audited financial statements for the year ended December 31, 2003 and has discussed the audited financial statements with management. The Audit Committee has also discussed with Crowe Chizek and Company LLC, National Bancshares’ independent auditor, the matters required to be discussed by Statement on Auditing Standards No. 61 “Communications with

Audit Committees.” The Audit Committee has received the written disclosures and the letter from Crowe Chizek and Company LLC required by Independence Standards Board Standard No. 1 (having to do with matters that could affect the auditor’s independence), and has discussed with Crowe Chizek and Company LLC the independent auditor’s independence.

The Audit Committee has reviewed the non-audit services currently provided by National Bancshares’ independent auditor and has considered whether the provision of such services is compatible with maintaining the independence of the independent auditors.

Based on the Audit Committee’s review of the financial statements, its discussion with Crowe Chizek and Company LLC regarding SAS 61, and the written materials provided by Crowe Chizek and Company LLC under ISB Standard No. 1 and the related discussion with Crowe Chizek and Company LLC of their independence, the Audit Committee has recommended to the board of directors that the audited financial statements of National Bancshares Corporation be included in its Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

           Submitted by the Audit Committee,

                Sara Steinbrenner Balzarini — John E. Sprunger — Howard J. Wenger — Albert W. Yeagley

      Director Compensation. Fees. National Bancshares directors currently receive no compensation for their service in that capacity. But First National Bank directors receive $800 for each meeting of the bank’s board. The bank’s board met 13 times in 2003. If a director is absent for three bank board meetings in a given year, the director forfeits the $800 per meeting fee for any other months in which the director is absent from a meeting during that year. Directors are also offered hospitalization and medical insurance plans on the same basis as salaried personnel. Members of the bank’s Audit Committee receive $500 for each meeting attended, with the exception of the Committee Chairman who receives $1,000 for each meeting attended. The bank’s Audit Committee, comprised of the same people who serve on National Bancshares’ Audit Committee, met 4 times in 2003. First National Bank also maintains an Executive Committee of the board, which exercises much of the authority of the bank’s board when the full board is not in session. The bank’s Executive Committee also acts as a compensation committee, establishing officer and employee compensation, and nominating committee, selecting candidates for election to the bank’s board. Members of the bank’s Executive Committee, other than Charles J. Dolezal, receive a fee of $500 for each Executive Committee meeting attended. Executive Committee members are Charles J. Dolezal, Bobbi E. Douglas, John W. Kropf, Steve Schmid and James F. Woolley. The bank’s Executive Committee met 4 times in 2003.

      Retirement Benefits and Deferred Compensation. In August 1994 First National Bank implemented a director retirement benefit and death benefit plan for the benefit of all directors. Called the Directors Defined Benefit Plan, the plan is designed to provide an annual retirement benefit to each director after his or her board service terminates and he or she attains age 70. The retirement benefit is an annual benefit equal to $1,000 multiplied by the years of board service after August 1994. For service during part of a year, a period of six months or more is considered a full year but a period less than six months is disregarded except for the year the plan was adopted, August 1994, which was considered a full year. The annual retirement benefit is payable for the lifetime of the director, but in no event for fewer than 15 years. If a director dies before receiving 15 annual payments, the balance of the payments is paid to the director’s designated beneficiary or beneficiaries. If a director dies while serving on the bank’s board, the bank will pay the director’s designated beneficiary or beneficiaries 15 successive annual benefit payments, each equal to $1,000 for each year of service from and after August 1994 through the date of the director’s death, with the following qualification. If the director has not yet reached seventy (70) years of age at the date of death and is insurable and the bank has purchased insurance on his or her life, it shall be assumed for the purpose of calculating this annual benefit that the director died at age seventy (70). If a director dies before age 70 but after having first terminated director service, the bank will pay the former director’s designated beneficiary or beneficiaries an annual benefit for 15 years equal to $1,000 for each year of board service from and after August 1994 through the director’s termination of board service.

      In addition, the Directors Defined Benefit Plan gives each director the option to defer his or her director fees until retirement, up to a maximum of $5,000 per month. The bank credits interest to a director’s deferred compensation account on December 31 of each year at an interest rate equal to twice the one-year treasury rate as of December 31 of each year, but in no case at a rate less than 8%. After retirement, the director receives his or her deferred compensation account balance in equal monthly or annual installments for 10 years, or in a lump-sum payment.

      First National Bank purchased insurance policies on the lives of the directors as an informal financing mechanism for the bank’s post-retirement obligations under Directors Defined Benefit Plan. Although the bank expects the policies on the directors’ lives to serve as a source of funds for the director retirement benefits payable under the Directors Defined Benefit Plan Agreements, the directors’ contractual entitlements under the Directors Defined Benefit Plan Agreements are not funded and remain contractual liabilities of the bank, payable when a director terminates service and attains age 70.

      Director Charles J. Dolezal is a participant in the Directors Defined Benefit Plan. Mr. Dolezal has served continuously as a director since the Directors Defined Benefit Plan was adopted in August 1994. Accordingly, he would currently be entitled to an annual retirement benefit of $10,000 for life if his director service terminates in the first half of 2004, with payments starting at age 70.

      Executive Compensation. The following table shows the compensation of the President and Chief Executive Officer and for any other executive officers whose salary and bonus exceeded $100,000 in 2003 for services in all capacities for the fiscal years ended December 31, 2003, 2002, and 2001. None of National Bancshares’ executive officers receives any cash remuneration from National Bancshares. All of the cash remuneration reflected in the table was paid by the bank. Because National Bancshares’ business is expected to consist for the foreseeable future of acting merely as the holding company for First National Bank, National Bancshares expects that no separate cash compensation will be paid to National Bancshares officers in addition to compensation paid to them by the bank.

SUMMARY COMPENSATION TABLE

Name and		($)	($)	Other Annual	All Other
Principal Position	Year	Salary (1)	Bonus (2)	Compensation (3)	Compensation (4)

Charles J. Dolezal	2003	$202,200	$505	$8,800	$17,591
Chairman, President &	2002	$194,200	$30,320	$6,800	$16,972
Chief Executive Officer	2001	$185,200	$24,830	$6,900	$14,870
of National Bancshares and First National Bank

Kenneth R. VanSickle,	2003	$105,500	$0	$0	$3,680
Senior Vice President and	2002	$98,000	$18,000	$0	$4,170
Secretary of National	2001	$94,500	$14,000	$0	$4,255
Bancshares and Senior Vice President & Chief Loan Officer of First National Bank

(1)	Includes amount deferred at the election of the named executive officers under the 401(k) plan.

(2)	Bonus payments were made during the year in which earned in 2001 and 2002. See “ELECTION OF DIRECTORS – Compensation Committee Report on Executive Compensation” for changes in the bonus program for 2003. First National Bank has an Employee Stock Purchase Incentive Plan for substantially all employees. Under the plan each employee is entitled to receive a cash payment from First National Bank equal to 20% of the purchase price of National Bancshares stock acquired by the employee on the open market, up to a maximum of 100 shares in each calendar year. Mr. Dolezal’s cash payments under the plan were $505 in 2003, $320 in 2002, and $330 in 2001. Mr. VanSickle received no payments in 2003, 2002 or 2001. The cash payments are included in the bonus figures presented in the table.

(3)	Director fees received.

(4)	For Mr. Dolezal, All Other Compensation includes employer contributions under the bank’s 401(k) plan ($11,883 for 2003) and interest credited to Mr. Dolezal’s deferred compensation account under the Directors Defined Benefit Plan ($5,708 for 2003). The value of the insurance policy acquired by First National Bank on Mr. Dolezal’s life is not reflected in the Summary Compensation Table above. For Mr. VanSickle, the All Other Compensation figures represent employer contributions under the bank’s 401(k) plan.

      Perquisites and other personal benefits, including an automobile provided by the bank to the Chief Executive Officer for his use, did not exceed the lesser of $50,000 or 10% of total salary and bonus. National Bancshares currently has no long-term compensation or stock option plans.

      Miscellaneous Benefits. First National Bank maintains a 401(k) plan covering substantially all employees. The plan allows employees to contribute up to a predetermined amount, and the bank matches 50% of contributions up to 6% of an employee’s pay. Discretionary contributions may also be made to the plan by the bank. Group life, disability, hospitalization, and medical insurance plans are offered to officers on substantially the same basis as all other salaried personnel, but officers’ life insurance death benefit is three times salary. Directors are offered hospitalization and medical insurance plans on the same basis as all salaried personnel.

      Severance Agreements. First National Bank entered into severance agreements — referred to as Special Separation Agreements — in 2000 with Charles J. Dolezal, Kenneth R. VanSickle, and two other executive officers. The agreements are guaranteed by National Bancshares Corporation. If the executive is involuntarily terminated without cause within three years after a Change in Control (two years for the two executive officers not named in the Summary Compensation Table), or if the Executive terminates employment voluntarily but for good reason within three years after a Change in Control (two years for the two executive officers not named in the Summary Compensation Table), the executive will be entitled to severance benefits. For purposes of the severance agreements, the term Change in Control includes but is not limited to the following events or circumstances: (a) any purchase of shares under a tender offer for 25% or more of National Bancshares’ stock, (b) acquisition by a person or group of 25% or more of National Bancshares’ stock, (c) approval by National Bancshares stockholders of a merger if National Bancshares is not the continuing or surviving corporation or if National Bancshares stockholders immediately before the merger would own 50% or less of the common stock of the surviving corporation immediately after the merger, (d) the individuals who constituted National Bancshares’ board of directors when the severance agreements were entered into, together with individuals whose election or nomination was approved by a majority of those directors, no longer constitute at least 75% of National Bancshares’ board of directors, or (e) non-employee directors on the bank’s Executive Committee conclude that a Change in Control has occurred. Severance benefits include:

•	continued base salary for three years, at the salary rate in effect when employment terminated,

•	a bonus for each of those three years, the amount of the bonus being equal to the bonus paid to the executive in the year before termination of employment,

•	matching and discretionary 401 (k) contributions, at the same rate the contributions were made in the 12 months before the Change in Control,

•	continuation of normal fringe benefits and perquisites for up to three years, including but not limited to life insurance and health care benefits coverage, and

•	First National Bank will pay the costs of outplacement services actually used by the executive, up to a maximum of 10% of the executive’s annual base salary when the executive’s employment terminated.

      However, the severance agreements provide that severance benefits shall be reduced as necessary to avoid imposition of excise taxes and denial of the bank’s compensation deduction under sections 280G and 4999 of the Internal Revenue Code. Sections 280G and 4999 (a) impose a 20% excise tax on an executive’s change-in-control benefits if the benefits exceed three times the executive’s W-2 reported compensation (Box 1) averaged over the preceding five years and (b) disallow a compensation expense deduction to the employer for those so-called “excess parachute payments.”

      Severance benefits are payable if the executive is involuntarily terminated without cause within three years after a Change in Control (two years for the two executive officers not named in the Summary Compensation Table), or if the executive voluntarily terminates employment for good reason within three years after a change in control (two years for the two executive officers not named in the Summary Compensation Table). For purposes of the severance agreements, the term good reason means any of a number of adverse changes in the executive’s employment circumstances, such as a reduction in the executive’s base salary or annual bonus, a material reduction in the executive’s employee benefits and fringe benefits, a material reduction in the executive’s position, office, or title, a reduction in the executive’s powers, perquisites, responsibilities, or duties, or relocation of the executive’s offices to any location beyond a 20-mile radius of the bank’s main office in Orrville, Ohio.

      The severance agreements also impose non-disclosure and non-interference obligations on the executive, along with a one-year non-competition agreement. If the executive brings an action in a court of law to enforce any provision of the severance agreement and the executive prevails, First National Bank has promised in the severance agreement to pay the executive’s attorney fees and expenses and any other fees and expenses incurred.

      The severance agreements of the two executive officers other than Messrs. Dolezal and VanSickle are essentially the same as those outlined above, except that the period in which benefits continue after termination of employment is two years rather than three.

      Compensation Committee Report on Executive Compensation. The Executive Committee of First National Bank’s board administers the executive compensation program for National Bancshares and the bank. The committee establishes policy and practices for compensation, acting on behalf of the full board in setting compensation of employees and officers, including executive officers. The bank’s compensation strategy is to reward both individual performance and bank performance, while maintaining compensation at a level consistent with compensation paid to executives of comparably sized financial institutions in the bank’s market.

      The Executive Committee’s deliberations about executive compensation do not employ fixed criteria. The committee’s determinations about executive compensation are based upon the committee’s assessment of corporate performance in relation to the bank’s goals and upon the committee’s assessment of individual executive officer performance. During 2002, the committee engaged compensation consultants to design an Incentive Compensation Plan for executive officers. The plan, which was implemented in 2003, is designed to motivate and reward above expected performance by the bank’s leadership team. The incentive awards, which are payable in cash following the completion of each year, are based on targeted net income and individual performance against objectives. The Executive Committee has the discretion to modify the awards and the plan’s goals. On November 26, 2002 the bank’s Executive Committee met to review compensation for all employees. Charles J. Dolezal, President and Chief Executive Officer and a member of the bank’s Executive Committee, attended the meeting to make his recommendations regarding senior management, salaried and hourly employees. Mr. Dolezal was excused from the meeting during the discussion of his compensation.

      Mr. Dolezal’s base salary for 2003 was established by the Executive Committee at its final meeting in 2002. His salary for 2003 was 5.0% higher than in 2002, taking into account his performance, inflation and the increased responsibility Mr. Dolezal had in 2003 for a larger organization after the April 2002 merger with Peoples Financial Corporation and its savings association subsidiary. With the implementation of the new incentive plan for 2003 for executive officers, which requires calculation of any bonus after the year is completed, any bonuses for the year 2003 would be paid in 2004. The previous bonus plan projected the bank’s year-end performance in November each year and bonuses were paid in December. Although the bank is growing and has successfully integrated the operations of Peoples Federal Savings and Loan Association of Massillon into First National Bank’s franchise, local, regional, and national economic forces were challenging in 2003, as they were in the two years preceding it. The dominant challenges in 2003 consisted of compression of the bank’s net interest margin resulting from historically low prevailing interest rates, and continued financial pressure on some of the bank’s commercial borrowers as the long-awaited economic recovery advanced more slowly than expected. Another factor that effected 2003’s performance was a $450,000 acceleration of the purchase accounting adjustment on loans related to the acquisition of Peoples Federal. This was required due to the large percentage of Peoples Federal’s mortgage loan customers that paid off or refinanced their mortgages during 2003. Although the bank’s net income improved 17.2% in 2003 over 2002, the net income was substantially below the net income targeted in the Incentive Plan for 2003. However, the Incentive Plan allows the Executive Committee to consider other factors such as attainment of personal goals, and the Executive Committee may authorize a discretionary bonus payment for 2003.

      The Executive Committee has considered the qualifying compensation regulations issued by the Internal Revenue Service under Internal Revenue Code section 162(m), which provide that no deduction is allowed for applicable employee remuneration paid by a publicly held corporation to a covered employee if the remuneration exceeds $1.0 million for the applicable taxable year, unless certain conditions are met. Remuneration does not exceed the $1.0 million base for any officer or employee. Therefore, executive compensation is not affected by the qualifying compensation regulations.

      Submitted by the Executive Committee of First National Bank’s board of directors,

Charles J. Dolezal — Bobbi E. Douglas — John W. Kropf — Steve Schmid — James F. Woolley

      Compensation Committee Interlocks and Insider Participation. Chairman, President and Chief Executive Officer Charles J. Dolezal is a member of the Executive Committee, which oversees executive compensation. However, Mr. Dolezal does not participate in committee deliberations or voting concerning his compensation.

      Director John W. Kropf is an attorney in private practice with the law firm Kropf, Wagner, Hohenberger & Lutz, L.L.P., which performs legal services from time to time for National Bancshares Corporation and First National Bank. Payments of approximately $182,700 for various title services were made in 2003 to First Kropf Title, L.L.C. by mortgage loan borrowers of First National Bank. All or substantially all of First Kropf Title, L.L.C.’s customers are mortgage loan borrowers referred by First National Bank. Kropf, Wagner, Hohenberger & Lutz, L.L.P. owns 51% of First Kropf Title, L.L.C.’s equity interests. First National Bank owns the remainder. Through his interest in the law firm, Director Kropf maybe deemed to have an approximately 14% indirect interest in First Kropf Title, L.L.C.

PERFORMANCE GRAPH

      The following graph and tabular data compare the return on hypothetical $100 investments in each of National Bancshares Corporation stock, the Standard and Poor’s 500 Stock Index, and the Standard and Poor’s 500 Bank Index, with all dividends reinvested.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN OF NATIONAL

BANCSHARES CORPORATION, S&P 500 STOCK INDEX, AND S&P 500 BANK INDEX

	1998	1999	2000	2001	2002	2003

National Bancshares Corporation	$100.00	86.14	55.37	56.39	84.68	94.61
S&P 500 Stock Index*	$100.00	121.04	110.02	96.95	75.52	97.18
S&P 500 Bank Index*	$100.00	86.22	102.58	102.59	101.53	128.58

*	National Bancshares Corporation is not included in the S&P 500 Stock Index or the S&P 500 Bank Index.

TRANSACTIONS WITH DIRECTORS AND OFFICERS

      Directors and officers and their associates were customers of and had transactions with First National Bank in the ordinary course of business in 2003. Similar transactions can be expected in the future. All loans and loan commitments involving directors and officers and their associates were made by First National Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. All transactions with directors, executive officers, and their family members, including loans and loan commitments but excluding ordinary deposit account transactions, require advance approval by First National Bank’s Board of Directors.

      Director John W. Kropf is an attorney in private practice with the law firm Kropf, Wagner, Hohenberger & Lutz, L.L.P., which performs legal services for National Bancshares Corporation and First National Bank from time to time. Director Kropf may also be deemed to have an approximately 14% indirect interest in First Kropf Title, L.L.C., a limited liability company to which some of First National Bank’s mortgage borrowers have made payments for title services. See “ELECTION OF DIRECTORS — Compensation Committee Interlocks and Insider Participation.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the directors and executive officers of a company whose equity securities are registered under the Securities Exchange Act of 1934, and any person who owns more than 10% of a registered class of the company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the company’s stock. During the fiscal year ended December 31, 2003, no director or executive officer of National Bancshares failed to file reports required by Section 16(a) of the Securities Exchange Act of 1934 or failed to file the reports in a timely manner.

PROPOSALS OF SECURITY HOLDERS

      The proxy is solicited by management. It confers discretionary authority to vote on any matters that properly come before the annual meeting or any adjournments thereof. If any matter not set forth in the Notice of Annual Meeting of Shareholders is properly presented at the 2004 annual meeting, the persons named as proxies will vote thereon in accordance with their best judgment.

      Stockholders desiring to submit a proposal for inclusion in National Bancshares’ proxy materials for the 2005 annual meeting must submit the proposals to National Bancshares at its executive offices no later than November 18, 2004. We will not include in our proxy statement or form of proxy for the 2005 annual meeting a stockholder proposal that is received after that date or that otherwise fails to satisfy requirements for stockholder proposals established by Securities and Exchange Commission regulations. Proposals should be sent to Charles J. Dolezal, President, National Bancshares Corporation, 112 West Market Street, PO Box 57, Orrville, Ohio 44667.

      If a stockholder intends to present a proposal at the 2005 annual meeting without seeking to include the proposal in National Bancshares’ proxy materials for that meeting, the stockholder must give advance notice to National Bancshares. The stockholder must give notice at least 45 days before the date in 2005 corresponding to the mailing date of this proxy statement for the 2004 annual meeting. This proxy statement is being mailed to shareholders on or about March 19, 2004, the date that is 45 days before the corresponding mailing date in 2005 is therefore February 2, 2005. Accordingly, if you desire to present a proposal at the 2005 annual meeting of stockholders without seeking to include the proposal in National Bancshares’ proxy materials for that meeting, you should provide notice of the proposal to National Bancshares no later than February 2, 2005. If you fail to do so, National Bancshares’ management proxies for the 2005 annual meeting will be entitled to use their discretionary voting authority on that proposal, without any discussion of the matter in National Bancshares’ proxy materials.

INDEPENDENT AUDITOR

      Crowe Chizek and Company LLC served as National Bancshares Corporation’s independent auditor for the fiscal years ended December 31, 2003 and 2002. We expect that one or more representatives of Crowe Chizek will attend the annual meeting, will have an opportunity to make a statement if the representative(s) desires to do so, and will be available to answer appropriate questions.

      Crowe Chizek and Company LLC has informed National Bancshares that all or substantially all of the audit and other services provided by Crowe Chizek and Company LLC were performed by full-time, permanent employees of Crowe Chizek and Company LLC. National Bancshares was billed by Crowe Chizek and Company LLC for fees aggregating $68,200 for the fiscal year ended December 31, 2003 and $113,870 for the fiscal year ended December 31, 2002, consisting of the following:

      Audit Fees. For the audit of National Bancshares’ annual financial statements and reviews of the financial statements included in National Bancshares’ Quarterly Reports on Form l0-Q, Crowe Chizek and Company LLC billed aggregate fees of $60,550 for the fiscal year ended December 31, 2003, and $58,390 for the fiscal year ended December 31, 2002. Audit fees are pre-approved by the Audit Committee each year.

      Audit-Related Fees. The aggregate fees billed for audit-related services totaled $0 for the fiscal year ended December 31, 2003, and $20,180 for the fiscal year ended December 31, 2002. The audit-related services in 2002 consisted of due diligence services and assistance with SEC filings related to the acquisition of Peoples Financial Corporation. Effective in 2003, all audit-related services require pre-approval by the Audit Committee.

      Tax Fees. The aggregate fees billed for tax services totaled $5,250 for the fiscal year ended December 31, 2003 and $20,570 for the fiscal year ended December 31, 2002. The tax services in 2002 included a tax cost study and tax services related to the acquisition of Peoples Financial Corporation. Effective in 2003, all tax services require pre-approval by the Audit Committee.

      All Other Fees. The aggregate fees for services not included above were $2,400 for the fiscal year ended December 31, 2003 and $14,730 for the fiscal year ended December 31, 2002. The fees for fiscal year 2003 and 2002 related to consulting on the bank’s Incentive Compensation Plan and 401(K) Plan. Effective for 2003, all other fees require pre-approval by the Audit Committee.

GENERAL

      The cost of solicitation of proxies will be borne by National Bancshares Corporation and First National Bank. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in forwarding proxy material to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of First National Bank may solicit proxies personally or by telephone without additional compensation.

      The board is not aware of any business to come before the meeting other than those matters described in this proxy statement. However, if any other matters properly come before the annual meeting, proxies in the accompanying form will be voted on those other matters in accordance with the judgment of the person or persons voting the proxies, including matters relating to the conduct of the annual meeting.

ANNUAL REPORT

      Our 2003 Annual Report has been mailed to persons who were stockholders as of the close of business on March 5, 2004. Additional copies may be obtained without charge by written request. The 2003 Annual Report is not part of these proxy-soliciting materials and is not incorporated in this proxy statement by reference. National Bancshares files periodic reports and other information with the SEC under the Securities Exchange Act of 1934. Copies of the public portions of reports to the SEC may be inspected and copied at the headquarters of the SEC, 450 Fifth Street, NW, Washington, D.C. 20549. The SEC maintains an Internet web site containing reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

      If you and others who share your address own your shares in street name, your broker or other holder of record may be sending one copy only of the annual report and proxy statement to your address. Known as “householding,” this practice reduces National Bancshares’ printing and postage costs. However, if you wish to receive a separate annual report or proxy statement in the future, you should contact your broker or other holder of record. If you own your shares in street name and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record. Stockholders who share an address to which a single annual report or proxy statement is delivered may orally or in writing request a separate copy of the annual report or proxy statement. National Bancshares will deliver the separate annual report or proxy statement promptly at your request.

      A copy of National Bancshares Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission but without exhibits, will — on or after April 1, 2004 — be furnished without charge upon written request directed to Mr. Kenneth R. VanSickle, Secretary, National Bancshares Corporation, 112 West Market Street, PO Box 57, Orrville, Ohio 44667.

Appendix A

NATIONAL BANCSHARES & FIRST NATIONAL BANK

AUDIT COMMITTEE CHARTER

AUTHORITY

      Primary responsibility for the adequacy of National Bancshares & the financial institution’s reporting and internal control structure is vested in senior management. However, the Board of Directors has the ultimate authority for such matters and the Audit committee has been delegated authority to ensure the integrity of financial reporting and internal control structure of National Bancshares & First National Bank. Reports, at least annually, are to be made by the Audit Committee to the Board of Directors on the financial institution’s reporting and internal control structure.

      The Audit Committee is to be composed of four external directors who are independent of management. Independence is defined as not having a relationship to the corporation that may interfere with the exercise of their independent judgment from management and First National Bank, such as employment by the Corporation or an Affiliate within one year; corporate compensation other than fees for Board service; family relationships with a FNB Officer or employee; or relationship with a business affiliate or partner of FNB. It is the intent that at least one member of the Audit Committee shall have financial literacy as defined by our Regulatory Authority. If no such member exists it will be disclosed along with the reason why in the Holding Company’s Proxy statement. The Audit Committee has the authority to provide training for a member to obtain financial literacy. This is a standing committee of the Board of Directors established to assist the Board in fulfilling its regulatory, statutory, and fiduciary responsibilities.

      To allow the fulfillment of its responsibilities, the Audit Committee will have unrestricted access to all personnel and documents of the institution in conjunction with the internal & external auditors, and, will be provided adequate resources to achieve its charge. The Audit Committee at their discretion may seek outside help including special outside legal counsel, accounting experts independent of the external auditors, or other consultants or counsel as needed and will be provided with the necessary financial resources.

      Meetings of the Audit Committee will be held quarterly, with special meetings called at the discretion of the Chairperson of the committee, by request of one-half the members of the Audit Committee, a majority of the members of the Board of Directors, or the Auditor (Internal or External).

RESPONSIBILITIES

      The following are the responsibilities of the Audit Committee as specified by the Board of Directors. The Board may assign additional responsibilities to the Audit Committee upon formal action by the Board as the need arises. These responsibilities are divided into two areas: financial reporting and corporate governance & internal control structure.

Financial Reporting

      The responsibilities of the Audit Committee in the area of financial reporting are to provide reasonable assurance to the Board of Directors:

Financial disclosures made by management reasonably display the financial institution’s financial condition, results of operations, plans, and long-term commitments. Required regulatory reports are reasonably accurate, timely, and satisfy the appropriate regulatory requirements. To meet this charge, the Audit Committee will:

☐	Oversee the external audit of the institution. This includes the following responsibilities:

•	Evaluation of Auditor’s Qualifications for performing the audit

•	Annual selection of the independent public accountants

•	Review and acceptance of the auditor engagement letter

•	Pre-approval of the estimated fees for the annual audit and other non-audit services provided by the external auditors. Prohibited non-audit services include bookkeeping, financial information system design & implementation, appraisal or valuation services, actuarial services, internal audit outsourcing, management functions including human resources, broker dealer, investment advisor, investment banking, legal services and any other service that the SEC determines by regulation to be impermissible.

•	Determination of the timing of the auditor visits

•	Coordination of audit activities with demand on internal resources

•	Review and monitoring of audit results

•	Resolution of disagreements between Management and External Auditors

•	Review of auditor performance and independence

•	Review of non-audit services by the independent accountant

☐	Oversee the internal audit function:

•	Evaluation of Auditor’s Qualifications for performing the audit

•	Review the internal Audit Risk Assessment

•	Approve Audit Scope and Schedule

•	Determine adequate resources are provided

•	Monitor adherence to the audit plan

•	Review Audit Findings and Managements Response

☐	Review the adequacy of disclosure on the financial statements and other required regulatory reports.

☐	Review management’s discussion and analysis of the annual report with management.

☐	Review significant reporting or operational issues that were discussed by the independent accountant with management.

☐	Obtain from management a letter detailing any issues or responses where management sought a second opinion from an independent public accountant.

☐	Review the letter management gives the independent public accountant and asks the independent accountant whether there have been any problems in its associations with management.

      Minutes, of the Audit Committee meetings, will be taken that describes the activities of the Audit Committee. Upon approval by the Audit Committee for the previous period, the Chairperson and Secretary of the Audit Committee should sign the minutes. These minutes should be made a part of the permanent records of the financial institution.

Corporate Governance and Internal Control

      The Audit Committee should be responsible for providing assurance that the financial institution is in reasonable compliance with:

•	Pertinent laws and regulations

•	Reasonable ethical standards

      To accomplish this, the Audit Committee has established procedures for the receipt, review and treatment of accounting, internal control or auditing complaints received by the bank or submitted by employees or outsiders through the provided confidential reporting methods. These methods of reporting will be shared with all employees and officers annually. External reporting method is communicated through the Bank’s website.

      To accomplish these objectives, the Audit Committee will review:

•	Current and pending litigation or regulatory proceedings against the financial institution.

•	Pending regulatory proceedings that are related to corporate governance.

•	Significant cases of director or employee conflict of interests, misconduct, or fraud.

•	Findings of the internal audit staff that is related to the institution’s governance.

•	Assessment of internal control adequacy, including reportable conditions and material weaknesses. The committee may request expansion of work in the event of changed circumstances or risks.

•	Internal and External Audit’s plans to monitor compliance with the internal control structure, as well as management responses to internal audits to ensure that control weaknesses are addressed.

•	Internal audit policy (and present to the full board for approval upon completion of its review).

•	Structure, management, staffing and quality of the internal audit function. The committee will be ultimately responsible for the hiring and termination of the internal auditor.

•	Any difficulties encountered in the course of the audits, including any restrictions on the scope of their work or access to required information. The committee will monitor adherence to the audit plan.

•	The extent to which the financial institution can rely on the planned audit scope of the internal auditing function and the independent public accountant to detect fraud or weaknesses in the internal control structure.

•	With the legal counsel of the financial institution, any legal matters that may have a significant impact on the institution.

      The Audit Committee will review and update the Audit Committee Charter annually. The duties and responsibilities of an audit committee member are in addition to those duties set out for a member of the board of directors.

REVOCABLE PROXY
NATIONAL BANCSHARES CORPORATION

[X]	PLEASE MARK VOTES
AS IN THIS EXAMPLE

Annual Meeting of Shareholders to be Held April 22, 2004
This Proxy is Solicited on Behalf of the Board of Directors

     KNOW ALL PERSONS BY THESE PRESENT: That I/We, the undersigned Shareholder or Shareholders of National Bancshares Corporation, Orrville, Ohio, do hereby nominate, constitute and appoint John W. Kropf, James F. Woolley and John E. Sprunger, or any one of them, (with substitution, for my or our stock and in my or our name, place and stead) to vote all the common stock of said Company, standing in my or our name, on its books on March 5, 2004, at the Annual Meeting of Shareholders to be held at the OPERATIONS CENTER OF FIRST NATIONAL BANK, 1444 NORTH MAIN STREET, ORRVILLE, OHIO, on April 22, 2004 at 2:00 o’clock p.m., or at any adjournment thereof with all the powers the undersigned would possess if personally present. The shares will be voted in accordance with my specifications.

Please be sure to sign and date	Date
this Proxy in the box below.

Shareholder sign above	Co-holder (if any) sign above

	For	With- hold	For All Except
Elect Three (3) Directors to Serve a Three (3) Year Term as Directors of the Company Until Expiration of Their Term in 2007: (except as marked to the contrary below):	☐	☐	☐

Sara Steinbrenner Balzarini, Steve Schmid and Albert W. Yeagley

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

     Please specify your choice by marking the appropriate boxes above. This Proxy confers authority to vote “FOR” the proposition listed above unless “WITHHOLD” or “FOR ALL EXCEPT” is indicated. The agents named hereon cannot vote your shares unless you sign and return this proxy card. (IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.)

     The Board of Directors recommends a vote “FOR” the listed proposition. (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.)

é Detach above card, sign, date and mail in postage paid envelope provided. é

NATIONAL BANCSHARES CORPORATION

INSTRUCTIONS: When signing as attorney, executor, administrator, trustee or guardian, please give full title.
If more than one trustee, all should sign.
ALL JOINT OWNERS MUST SIGN.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

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